SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2004

POLYONE CORPORATION

(Exact name of registrant as specified in charter)

Ohio	1-16091	34-1730488

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		No.)

PolyOne Center, 33587 Walker Road, Avon Lake, Ohio	44012

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

On August 5, 2004, the Registrant completed the previously announced sale of its Elastomers & Performance Additives business to Excel Polymers LLC (formerly Olmec LLC), an entity formed by an investor group led by Lion Chemical Capital, LLC and ACI Capital Co., Inc. The Registrant received gross proceeds of approximately $120 million before associated fees and expenses, of which $106 million was paid in cash and $14 million was in the form of a promissory note from the buyer. The sale was completed pursuant to, and in accordance with, the terms of the Asset Purchase Agreement, dated as of June 28, 2004, between the Registrant and Olmec LLC. The terms of the sale, including the consideration received by the Registrant, were determined in arms-length negotiations between the Registrant and the buyer.

Item 7. Financial Statements and Exhibits

(b) Pro forma financial information pursuant to Article 11 of Regulation S-X, furnished herewith.

(c) Exhibit 2.1 — Asset Purchase Agreement dated June 28, 2004, between PolyOne Corporation and Olmec LLC, filed as Exhibit 2.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2004 (SEC File No. 1-16091), and incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

	By:	/s/ Michael J. Meier

Corporate Controller

Dated: August 10, 2004

PolyOne Corporation

Pro Forma Financial Information
Pursuant to Article 11 of Regulation S-X
for the sale of its
Elastomers & Performance Additives Business

PolyOne Corporation
Unaudited Pro Forma Consolidated Balance Sheet
(In millions)

		June 30, 2004
		Historical	Adjustments	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents		$52.7	$—	$52.7
Accounts receivable, net	b	373.6	(47.0)	326.6
Inventories		210.0	—	210.0
Deferred income tax assets		27.1	—	27.1
Other current assets		20.8	—	20.8
Discontinued operations	a	57.6	(25.3)	32.3

Total current assets		741.8	(72.3)	669.5
Property, net		440.3	—	440.3
Investment in equity affiliates		265.5	—	265.5
Goodwill, net		327.1	—	327.1
Other intangible assets, net		15.0	—	15.0
Other non-current assets	c	47.5	14.0	61.5
Discontinued operations	a	137.8	(76.9)	60.9

Total assets		$1,975.0	$(135.2)	$1,839.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term bank debt	d	$1.6	$(1.6)	$—
Accounts payable		225.9	—	225.9
Accrued expenses	e	107.4	7.0	114.4
Current portion of long-term debt	d	25.6	(25.6)	—
Discontinued operations	a	65.8	(36.5)	29.3

Total current liabilities		426.3	(56.7)	369.6
Long-term debt	d	753.7	(78.8)	674.9
Deferred income tax liabilities		23.2	—	23.2
Post-retirement benefits other than pensions		119.1	—	119.1
Other non-current liabilities, including pensions		265.9	—	265.9
Minority interest in consolidated subsidiaries		7.5	—	7.5
Discontinued operations		0.2	—	0.2

Total liabilities		1,595.9	(135.5)	1,460.4

Shareholders’ equity:
Preferred stock		—	—	—
Common stock		1.2	—	1.2
Other shareholders’ equity	f	377.9	0.3	378.2

Total shareholders’ equity		379.1	0.3	379.4

Total liabilities and shareholders’ equity		$1,975.0	$(135.2)	$1,839.8

a Record reversal of net assets of discontinued operation

b Reflect receivables sold and retained

c Reflect $14.0 million note receivable from purchaser

d Reflect cash proceeds of $106.0 million and associated reduction of debt

e Reflect additional liabilities retained

f Adjust estimated loss, net of tax, associated with the divestiture

PolyOne Corporation
Unaudited Pro Forma Consolidated Income Statement
(In millions, except per share)

		12 Months Ended December 31, 2003			6 Months Ended June 30, 2004
		Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
Sales		$1,964.5	$—	$1,964.5	$1,093.4	$—	$1,093.4
Operating costs and expenses:
Cost of sales		1,664.7	—	1,664.7	914.0	—	914.0
Selling and administrative		243.8	—	243.8	112.6	—	112.6
Depreciation and amortization		51.4	—	51.4	22.6	—	22.6
Employee separation and plant phase-out		35.1	—	35.1	(1.2)	—	(1.2)
Asset impairments		8.0	—	8.0	—	—	—
Income from equity affiliates and minority interest		(34.5)	—	(34.5)	(25.9)	—	(25.9)

Operating income (loss)		(4.0)	—	(4.0)	71.3	—	71.3
Interest expense	a	(66.6)	8.0	(58.6)	(36.7)	4.0	(32.7)
Other expense, net	b	(12.4)	1.4	(11.0)	(11.7)	0.7	(11.0)

Income (loss) before income taxes and discontinued operations		(83.0)	9.4	(73.6)	22.9	4.7	27.6
Income tax (expense) benefit		(12.3)	—	(12.3)	(5.3)	—	(5.3)

Income (loss) before discontinued operations		(95.3)	9.4	(85.9)	17.6	4.7	22.3
Income (loss) from discontinued operations, net of income taxes	c	(155.8)	101.2	(54.6)	7.9	6.2	14.1

Net income (loss)		$(251.1)	$110.6	$(140.5)	$25.5	$10.9	$36.4

Income (loss) per share of common stock:
Basic loss per share before discontinued operations		$(1.05)		$(0.94)	$0.19		$0.24
Discontinued operations		(1.71)		(0.60)	0.09		0.16

Basic income (loss) per share		$(2.76)		$(1.54)	$0.28		$0.40

Diluted loss per share before discontinued operations		$(1.05)		$(0.94)	$0.19		$0.24
Discontinued operations		(1.71)		(0.60)	0.09		0.16

Diluted income (loss) per share		$(2.76)		$(1.54)	$0.28		$0.40

Weighted average shares used to compute earnings per share:
Basic		91.1		91.1	91.5		91.5
Diluted		91.1		91.1	91.7		91.7

a	Reflect reduced interest expense as a result of debt reduction

b	Reflect interest income on note receivable

c	Eliminate income (loss) from discontinued operations — net of income taxes; includes impairment charge of $92.6 in 2003 and $9.9 in 2004